UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2021

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-14273	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Van Heuven Goedhartlaan 7 B 1181 LE Amstelveen The Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (31-20) 420-3191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value EUR 0.02)	CLB	New York Stock Exchange
Common Stock (Par Value EUR 0.02)	CLB	Euronext Amsterdam Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 18, 2021, Core Laboratories N.V. (the "Company") entered into amended and restated employment agreements (the "Amendments") with two of its named executive officers, Mr. Lawrence V. Bruno, the Company’s President and Chief Executive Officer, Mr. Christopher S. Hill, the Company’s Senior Vice President and Chief Financial Officer, and an executive officer who is expected to become a named executive officer in connection with the filing of our proxy statement for the 2022 annual meeting, Ms. Gwendolyn Y. Schreffler, the Company’s Senior Vice President, Corporate Development and Investor Relations. Certain conforming amendments were also made to the performance-based equity award agreements for the same officers.

The material amendments to the employment agreements and the performance-based equity award agreements include the following items:

•
The age of retirement has been set to 62 years for the employment agreements and the equity award agreements.
•
Expiration of the term of the employment agreements due to non-renewal by the Company is deemed a termination trigger whereupon the executive will be entitled to receive change-in-control or severance payments and benefits.
•
Post-retirement benefits consisting of medical, dental, and life insurance will become available to the executive upon reaching retirement age.
•
The Amendments adjust Mr. Bruno's change-in-control payment to a 3x multiple and adjust Mr. Hill's and Ms. Schreffler's change-in-control payment to a 2.5x multiple, and further align the period of post-employment benefits with the payment multiple for each executive.

The description above of the Amendments is qualified in its entirety by reference to the Amendments, which are attached hereto as Exhibits 10.1 and 10.2 and 10.3, and are incorporated by reference herein.

In addition, on October 18, 2021, the Company entered into an employment agreement (the "Employment Agreement") with an executive officer, Mr. Mark D. Tattoli, the Company's Senior Vice President, Secretary and General Counsel, who is expected to become a named executive officer in connection with the filing of our proxy statement for the 2022 annual meeting. The initial term of the Employment Agreement will end on October 15, 2024, but the term will automatically extend for additional one-year periods unless either party provides notice of termination within the sixty (60) day period prior to the expiration of the applicable term. The Employment Agreement provides the executive with an annual base salary of $350,000. Mr. Tattoli's employment agreement otherwise contains substantially similar terms as Mr. Hill's and Ms. Schreffler's employment agreements.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is attached hereto as Exhibit 10.4, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1 Amended and Restated Employment Agreement, by and between Core Laboratories N.V. and Lawrence V. Bruno, dated October 18, 2021

10.2 Amended and Restated Employment Agreement, by and between Core Laboratories N.V. and Christopher S. Hill, dated October 18, 2021

10.3 Amended and Restated Employment Agreement, by and between Core Laboratories N.V. and Gwendolyn Y. Schreffler, dated October 18, 2021

10.4 Employment Agreement, by and between Core Laboratories N.V. and Mark D. Tattoli, dated October 18, 2021

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

CORE LABORATORIES N.V.

EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM
10.1	Amended and Restated Employment Agreement, by and between Core Laboratories N.V. and Lawrence V. Bruno, dated October 18, 2021
10.2	Amended and Restated Employment Agreement, by and between Core Laboratories N.V. and Christopher S. Hill, dated October 18, 2021
10.3	Amended and Restated Employment Agreement, by and between Core Laboratories N.V. and Gwendolyn Y. Schreffler, dated October 18, 2021
10.4	Employment Agreement, by and between Core Laboratories N.V. and Mark D. Tattoli, dated October 18, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V., by its sole managing director, Core Laboratories International B.V.

Dated: October 19, 2021	By	/s/ Jacobus Schouten
Jacobus Schouten
Managing Director